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                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549


                                       FORM 8-K

                                    CURRENT REPORT


                          Pursuant to Section 13 or 15(d) of
                         the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  August  30, 1996.
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                                  UNIFY CORPORATION
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                (Exact name of registrant as specified in its charter)



              Delaware                  001-11807          94-2710559
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        (State or other juris-         (Commission         (IRS Employer
        diction of Incorporation)       File Number)       Identification No.)



             181 Metro Drive, 3rd Floor, San Jose, CA         95110
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             (Address of principal executive offices)       (Zip Code)



Registrant's telephone number, including area code:  (408) 467-4500
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                                 Not Applicable
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         (Former name or former address, if changed since last report)


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Item 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

    On August 30, 1996, the Audit Committee of the Company's Board of Directors approved a change in the Company's independent accountants for the fiscal year ending April 30, 1997, from KPMG Peat Marwick LLP ("KPMG") to Deloitte & Touche LLP ("Deloitte & Touche"). The report of KPMG for the fiscal years ended April 30, 1995 and April 30, 1996, contained no adverse opinion, disclaimer of opinion or qualification or modification as to uncertainty, audit scope or accounting principles. During the fiscal years ended April 30, 1995 and April 30, 1996, and the interim period from May 1, 1996 through August 29, 1996, there were no disagreements between the Company and KPMG on any accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of KPMG would have caused it to make reference to the subject matter of the disagreement in connection with its report. No event described in paragraph (a)(1)(v) of Item 304 of Regulation S-K has occurred within the Company's fiscal years ending April 30, 1995, or April 30, 1996, or the period from May 1, 1996 through August 29, 1996.

    The Company has provided KPMG with a copy of the disclosures contained herein and will file as an amendment hereto the response of KPMG to the disclosures set forth herein.

    The Company did not consult with Deloitte & Touche during the fiscal years ended April 30, 1995 and April 30, 1996, and the period from May 1, 1996 through August 29, 1996, on any matter which was the subject of any disagreement or any reportable event or on the application of accounting principles to a specified transaction, either completed or proposed.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 6, 1996              UNIFY CORPORATION



                                       By             /s/
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                                            Susan Salvesen, Vice President and
                                                 Chief Financial Officer


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